Exhibit 99.B(d)(46)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
J.P. Morgan Investment Management Inc.

As of October 3, 2005, as amended April 10, 2009, March 24, 2011, June 24, 2011,
January 25, 2012, June 24, 2013, June 25, 2014 and April 15, 2024

SEI Institutional Managed Trust

High Yield Bond Fund

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
J.P. Morgan Investment Management Inc.

As of October 3, 2005, as amended April 10, 2009, March 24, 2011, June 24, 2011,
January 25, 2012, June 24, 2013, June 25, 2014 and April 15, 2024

Pursuant to Paragraph 5, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

High Yield Bond Fund	[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation		J.P. Morgan Investment Management Inc.

By:	/s/ James Smigiel	By:	/s/ Janet Kombel

Name:	James Smigiel	Name:	Janet Kombel

Title:	Chief Investment Officer	Title:	Vice President

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